Exhibit 5.1

KPMG LLP	Telephone (403) 691-8000
205 – 5th Avenue SW	Fax (403) 691-8008
Suite 3100, Bow Valley Square 2	www.kpmg.ca
Calgary AB
T2P 4B9

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Agrium Inc.

We consent to the use in this registration statement on Form F-10 of Agrium Inc. dated April 24, 2014, of our report dated February 21, 2014, with respect to the consolidated financial statements of Agrium Inc. which comprise the consolidated balance sheets as at December 31, 2013 and December 31, 2012, the consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, which are incorporated by reference herein.

(signed) KPMG LLP

Chartered Accountants

Calgary, Canada

April 24, 2014

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affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.

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